Filed pursuant to Rule 433

Registration No. 333-147600

QTC’s bonds are distributed by the following leading international financial institutions: ABN AMRO Bank N.V., ANZ Investment Bank, Citigroup, Commonwealth Bank of Australia, Deutsche Bank, Macquarie Bank, National Australia Bank, RBC Capital Markets, TD Securities, UBS Investment Bank and Westpac Banking Corporation.

QTC has filed a registration statement (including a prospectus and a related prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in the registration statement and other documents QTC has filed with the SEC for more complete information about QTC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html. You may also access the prospectus on the SEC website at:

http://www.sec.gov/Archives/edgar/data/852555/000119312507260842/dsba.htm; and the prospectus supplement on the SEC website at: http://www.sec.gov/Archives/edgar/data/852555/000119312507263641/d424b3.htm. Alternatively, QTC will arrange to send you the prospectus, which you may request by calling toll-free 1866 425 1709.